                                                                       EXHIBIT 7
                                                                       ---------

                                    GUARANTY

         For value received and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded to CRAFTS RETAIL HOLDING CORP., a Delaware corporation (hereinafter designated as the "Borrower"), by HARRIS TRUST AND SAVINGS BANK, Chicago,
Illinois (hereinafter called the "Bank"), from time to time, the undersigned hereby guarantees the full and prompt payment to the Bank at maturity and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of the Borrower to the Bank (including liabilities of partnerships created or arising while the Borrower may have been or may be a member thereof), howsoever evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, or joint or several, and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the "Indebtedness"); and the undersigned further agrees to pay all expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by the Bank in endeavoring to collect the Indebtedness, or any part thereof, and in protecting, defending or enforcing this guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise collectively with the Indebtedness, the "Guarantied Obligations"). Notwithstanding anything herein to the contrary, the liability of the undersigned hereunder is limited to the lesser of (x) two percent (2%) of the Guarantied Obligations for which the Bank seeks recovery under this Guaranty and the Guaranties executed in favor of the
Bank by SUN CAPITAL PARTNERS III QP, LP relating to the Guarantied Obligations and (y) One Hundred Sixty Thousand Dollars ($160,000) plus interest on all loans and/or advances hereunder and all expenses hereinbefore mentioned. Payments received on the Guarantied Obligations from any other guarantor shall not reduce the amount otherwise recoverable hereunder.

         The undersigned further acknowledges and agrees with the Bank that:

         1. This guaranty is a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until written notice of its discontinuance shall be actually received by the Bank, and also until any and all of the Indebtedness created, existing or committed to before receipt of such notice shall be fully paid. The death or dissolution of the undersigned shall not terminate this guaranty until notice of such death or dissolution shall have been actually received by the Bank, nor until all of the Indebtedness created or existing before receipt of such notice shall be fully paid. The granting of credit from time to time by the Bank to the Borrower in excess of the amount to which the right of recovery under this guaranty is limited and without notice to the undersigned, is hereby also authorized and shall in no way affect or impair this guaranty.

         2. In case of the death, incompetency, dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against the Borrower or the undersigned, all of the
Indebtedness then existing shall, at the option of the Bank, immediately become due or accrued and payable from the undersigned. All dividends or other payments received from the Borrower or on account of the Indebtedness from whatsoever source, shall be taken and applied as payment in gross, and this guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.

         3. The liability hereunder shall in no wise be affected or impaired by
(and the Bank is hereby authorized to make from time to time, without notice to anyone), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Indebtedness, either express or implied, or of any contract or contracts evidencing any of the Indebtedness, or of any security or collateral therefor. The liability hereunder shall in no wise be affected or impaired by any acceptance by the Bank of any security for or other guarantors upon any of the Indebtedness, or by any failure, neglect or omission on the part of the Bank to realize upon or protect any of the
Indebtedness, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of the
Borrower, possessed by the Bank, toward the liquidation of the Indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of the Bank, at any time, to resort for payment to the Borrower or to any other guaranty, or to any other persons or corporations, their properties or estates, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Bank shall have the right to enforce this guaranty irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

         4. All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the
Borrower or the undersigned or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the
Indebtedness, and of any security and collateral therefor, and of the acceptance of this guaranty, and of any and all extensions of credit and indulgence hereunder, are waived. No act of commission or omission of any kind, or at any time, upon the part of the Bank in respect to any matter whatsoever, shall in any way affect or impair this guaranty.

         5. The undersigned will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the undersigned against any person liable for payment of the Indebtedness, or as to any security therefor, unless and until the full amount owing to the Bank on the Indebtedness has been paid and the payment by the undersigned of any amount pursuant to this guaranty shall not in any wise entitle the undersigned to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof or any security therefor unless and until the full amount owing to the Bank on the Indebtedness has been paid.

         6. The Bank may, without any notice whatsoever to any one, sell, assign or transfer all of the Indebtedness, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the Indebtedness, shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but

                                      -2-

the Bank shall have an unimpaired right to enforce this guaranty for the benefit of the Bank or any such participant, as to so much of the Indebtedness that it has not sold, assigned or transferred.

         7. The undersigned waives any and all defenses, claims and discharges of the Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against the
Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of any of the
Indebtedness, or any setoff available against the Bank to the Borrower or any such other person, whether or not on account of a related transaction. The undersigned agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

         8. If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason
(including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

         9. The liability of the undersigned under this guaranty is in addition to and shall be cumulative with all other liabilities of the undersigned to the
Bank as guarantor of the Indebtedness, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         10. Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this guaranty are declared to be severable. This guaranty shall be construed according to the law of the State of
Illinois, in which State it shall be performed by the undersigned and may not be waived, amended, released or otherwise changed except by a writing signed by the
Bank.

         11. This guaranty and every part thereof shall be effective upon delivery to the Bank, without further act, condition or acceptance by the Bank, shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned, and shall inure to the benefit of the Bank, its successors, legal representatives and assigns. The undersigned waives notice of the Bank's acceptance hereof.

         12. Guarantor hereby represents and warrants to the Bank that there is no pending or threatened action or proceeding affecting the Guarantor before any court, governmental agency or arbitrator, which may materially adversely affect the Guarantor's financial condition or operations or which purports to affect the legality, validity, or enforceability of this Guaranty.

                                      -3-

         SIGNED AND DELIVERED by the undersigned, at Chicago, Illinois, this
13th day of September, 2004. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COMPLETED
COPY OF THIS GUARANTY AS OF THE TIME OF EXECUTION.

                                      SUN CAPITAL PARTNERS III, LP

                                      By:Sun Capital Advisors III, LP
                                      Its: General Partner

                                            By:   Sun Capital Partners III, LLC
                                            Its:  General Partner

                                            By: /s/ Rodger R. Krouse
                                                --------------------------------
                                            Name:  Rodger R. Krouse
                                                   -----------------------------
                                            Its:  Co-CEO
                                                  ------------------------------

                         IMPORTANT NOTICE TO GUARANTORS

         YOU ARE BEING ASKED TO GUARANTEE THIS DEBT, AS WELL AS ALL FUTURE DEBTS
OF THE BORROWER ENTERED INTO WITH THE BANK. THINK CAREFULLY BEFORE YOU DO. IF
THE BORROWER DOESN'T PAY THE DEBT, YOU WILL HAVE TO. BE SURE YOU CAN AFFORD TO
PAY IF YOU HAVE TO, AND THAT YOU WANT TO ACCEPT THIS RESPONSIBILITY.

         YOU MAY HAVE TO PAY UP TO THE FULL AMOUNT OF THE DEBT IF THE BORROWER
DOES NOT PAY. YOU MAY ALSO HAVE TO PAY LATE FEES OR COLLECTION COSTS, WHICH
INCREASE THIS AMOUNT.

         THE BANK CAN COLLECT THIS DEBT FROM YOU WITHOUT FIRST TRYING TO COLLECT
FROM THE BORROWER. THE BANK CAN USE THE SAME COLLECTION METHODS AGAINST YOU THAT
CAN BE USED AGAINST THE BORROWER, SUCH AS SUING YOU, GARNISHING YOUR WAGES, ETC.
IF THIS DEBT IS EVER IN DEFAULT, THAT FACT MAY BECOME PART OF YOUR CREDIT
RECORD.

         THIS NOTICE IS NOT THE CONTRACT THAT MAKES YOU LIABLE FOR THE DEBT.